UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 06, 2024 (July 31, 2024)

Talis Biomedical Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40047	46-3122255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1375 West Fulton Market Suite 700
Chicago, Illinois		60607
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 433-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TLIS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2024, the board of directors (the “Board”) of Talis Biomedical Corporation (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, began taking a series of steps to restructure the composition of the Board by:

•
Accepting the voluntary resignation of Heinrich Dreismann from the Board effective August 1, 2024;
•
Electing each of Patricia Ferrari and John T. Young, Jr. to the Board effective July 31, 2024, with Mr. Young serving as a Class I Director for the balance of the term expiring at the Company’s 2025 annual meeting of stockholders and until his successor is duly elected and qualified or his earlier resignation, death or removal, and Ms. Ferrari serving as a Class III Director for the balance of the term expiring at the Company’s 2024 annual meeting of stockholders and until her successor is duly elected and qualified or her earlier resignation, death or removal;
•
Fixing the current size of the Board at eight (8) members;
•
Reconstituting the Audit Committee of the Board with Mr. Young, Randall Scott, and Kim Popovits as its members, with Mr. Young serving as the Chair of the Audit Committee; and
•
Creating a Special Restructuring Committee of the Board with Ms. Ferrari and Mr. Young as its sole members, and delegated all power and authority of the Board to the Special Restructuring Committee to (a) evaluate and make decisions on behalf of the Company with respect to the Company’s ongoing securities class action litigation, including without limitation making a final and binding determination of any settlement, disposition, continuation or trial with respect thereto, (b) make a determination for the Company to initiate a chapter 11 bankruptcy proceeding in furtherance of the liquidation and dissolution of the Company, including without limitation and making any and all decisions to file any claims or motions and take any actions in connection with any such bankruptcy proceeding, and (c) investigate, settle, release or satisfy potential Company claims against directors or officers of the Company, including any release of claims by or against such directors or officers in a bankruptcy proceeding, in each case when measured against the overall best interests of the Company and its stakeholders.

Ms. Ferrari and Mr. Young each has deep experience in bankruptcy and liquidation advisory matters. The Board has determined that each of Ms. Ferrari and Mr. Young is an independent director in accordance with the applicable listing standards of The Nasdaq Stock Market Listing Rules and a disinterested director under Delaware law with respect to the Company’s ongoing securities class action litigation and matters relating to strategic alternatives being considered by the Board, including bankruptcy and a voluntary liquidation of the Company.

Ms. Ferrari has served as an independent director of Cano Health, Inc., a publicly traded company on the New York Stock Exchange, from December 2023 to June 2024 when the company emerged from bankruptcy. Previously, Ms. Ferrari served as the head of restructuring and remediation at MBIA Inc., a publicly traded company on the New York Stock Exchange, where she reported directly to the CEO and board of directors on all aspects of distressed credits, bankruptcy and restructuring. Ms. Ferrari began her career as a lawyer with Shearman & Sterling in New York, from which she moved to Alston & Bird in Atlanta, where she became a partner and led the Banking and Finance Team. In 1993 she became one of the founding partners of the New York office of King & Spalding. Over two decades of legal practice, Patricia developed expertise and a loyal client following in banking, structured finance and restructurings. Ms. Ferrari has a J.D. from Vanderbilt University School of Law and an undergraduate degree from Southern Illinois University.

Mr. Young is the Managing Partner of Neinda Advisors LLC, a firm that provides governance services for domestic and international public and private business entities. Prior to founding Neinda Advisors LLC, Mr. Young was a senior-level restructuring executive with 25 years of advisory and interim management experience. Mr. Young began his career in 1997 at KPMG Peat Marwick LLP and maintains an active CPA license. Mr. Young received both a Master of Business Administration and a Bachelor of Administration from Baylor University.

Ms. Ferrari and Mr. Young has each entered into a director services agreement with the Company pursuant to which they each will be paid a cash retainer of $35,000 per month as compensation for serving as directors of the Company and are guaranteed such monthly cash retainer for a minimum period of the earlier to occur of (a) six months or (b) the date that a plan of liquidation for the Company is approved by the U.S. Bankruptcy Court. The Company also has entered into its standard indemnification agreements with each of Ms. Ferrari and Mr. Young providing for indemnification to the fullest extent permitted by law in accordance with the Company’s amended and restated certificate of incorporation and amended and restated bylaws. Mr. Young also will be paid an annual cash retainer of $10,000 for his service as Chair of the Audit Committee pursuant to the Company’s non-employee director compensation policy. Except as otherwise set forth above or in the Director Services Agreements attached hereto as Exhibits 10.1 and 10.2, Mr. Young and Ms. Ferrari will not receive any other compensation pursuant to the Company’s non-employee director compensation policy.

The foregoing summaries of the director service agreements and indemnification agreements do not purport to be complete and are qualified in their entirety by the full text of the agreements, which are filed as Exhibits 10.1 through 10.4 to this Current Report on Form 8-K and incorporated herein by reference. There are no other arrangements or understandings between Ms. Ferrari, Mr. Young and any other person pursuant to which they were appointed as directors of the Company, and neither Ms. Ferrari nor Mr. Young has any interests in any transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Dr. Dreismann’s resignation was not the result of any disagreement with the Company or the Board. The Company thanks Dr. Dreismann for his service as a director of the Company and wishes him well in his future endeavors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Director Services Agreement dated August 2, 2024 by and between the Company and Patricia Ferrari.
10.2	Director Services Agreement dated August 2, 2024 by and between the Company and John T. Young, Jr
10.3	Indemnification Agreement dated August 1, 2024 by and between the Company and Patricia Ferrari.
10.4	Indemnification Agreement dated August 1, 2024 by and between the Company and John T. Young, Jr
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Talis Biomedical Corporation

Date:	August 6, 2024	By:	/s/ Robert Kelley
Robert J. Kelley Chief Executive Officer